EXHIBIT 10.5

INVESTORS' RIGHTS AGREEMENT

THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement"), is made as of the 26 day of May, 2015, by and among (i) Mapi Pharma Ltd., an Israeli private company (the "Company"), (ii) the entities and individuals identified in Schedule 1 attached hereto (collectively, the "Existing Investors"), and (iii) each of the entities and individuals identified in Schedule 2 hereto (the "Series A Investors", and together with the Existing Investors, the  "Investor(s)").

RECITALS

WHEREAS, the Company and certain of  the Series A Investors (the "Purchasers") are parties to the Securities Purchase Agreement dated May 7, 2015 (the "Purchase Agreement"); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register Company shares issued or issuable to the Investors, to receive certain information from the Company, and certain other matters as set forth in this Agreement, including the cancellation of certain provisions of that certain Share Purchase and Shareholders Agreement dated August 8, 2008, by and among the Company and the Existing Investors (the "2008 SPA"), in accordance with Section 4.10(B) hereof.

NOW, THEREFORE, the parties hereby agree as follows:

1.         Definitions. For purposes of this Agreement:

1.1           "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2           "Allegro" means Allegro S.à r.l. acting for and on behalf of Generali Financial Holdings FCP-FIS - Sub-Fund 2 (previously Allegro S.à r.l., acting for an on behalf of GFH FCP-FIS Sub-Fund 1).

1.3           "Amended AOA" means the Company's Amended and Restated Articles of Association, as may be amended from time to time.

1.4           "Damages" means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6           "Form F-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7           "Form F-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed or to be filed in the future by the Company with the SEC.

1.8           "IFRS" means International Financial Reporting Standards.

1.9           "Holder" means any holder of Registrable Securities who is a party to this Agreement.

1.10         "Initiating Holders" means, collectively, Holders who properly initiate a registration request under this Agreement.

1.11         "IPO" means the Company's first underwritten public offering of its Ordinary Shares under the Securities Act.

1.12         "Major Shareholder" means: (i) the Lead Investor (as defined in the Amended AOA), and (ii) any other Investor hereunder that, individually or together with such Investor's Permitted Transferee (as defined in the Amended AOA), at the relevant time holds at least 3% of the Company's equity on a fully-diluted basis.

1.13         "Majority Investors" shall mean the Series A Investors who invested the majority of the Aggregate Purchase Price as defined in, and pursuant to, the Purchase Agreement.

1.14         "Ordinary Shares" means the Ordinary Shares of the Company, par value NIS 1.00 per share.

1.15         "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.16         "Ordinary Registrable Securities" means (i) any Ordinary Shares currently held by the Existing Investors, other than Allegro, and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, upon any stock split or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above.

1.17         "Preferred Registrable Securities" means (i) the Ordinary Shares currently held by Allegro, (ii) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares; (iii) any Ordinary Shares, or any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after the date hereof, including but not limited to the Warrant Shares; and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, upon any stock split or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above.

1.18         "Registrable Securities" means the Ordinary Registrable Securities and the Preferred Registrable Securities. Registrable Securities shall not include any (a) Ordinary Shares which have previously been registered, or (b) Ordinary Shares which have previously been sold to the public.

1.19         "Registrable Securities then outstanding", or similar term, means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.20         "Restricted Securities" means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.21         "SEC" means the Securities and Exchange Commission.

1.22         "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

1.23         "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.

1.24         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.25         "Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.26         "Series A Preferred Shares" means the Company's Series A Preferred Shares, par value NIS 1.00 per share.

1.27         "Warrant Shares" means the Series A Preferred Shares issued or issuable upon exercise of the warrants granted by the Company to certain of the Series A Investors at the Closing, as detailed on the Capitalization Table attached as Exhibit B to the Purchase Agreement (the "Warrants"), and shall include the Ordinary Shares into which such Warrant Shares may be convertible at any time.

2.         Registration Rights.  The Company covenants and agrees as follows:

2.1           Demand Registration

(a)           Form F-1 Demand.  If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO and until the fifth anniversary thereafter the Company receives a request from the Majority Investors or from Allegro that the Company file a Form F-1 registration statement covering at a minimum the public sale of the lesser of (i) 25% of the then existing Preferred Registrable Securities (excluding, if the Majority Investors are the Initiating Holders, Preferred Registrable Securities held by Allegro); or (ii) Preferred Registrable Securities having an estimated aggregate public offering price (net of underwriting discounts and commissions) of at least ten million dollars ($10,000,000), then the Company shall (x) within fourteen (14) days after the date such request is given, give notice thereof (the "Demand Notice") to all Holders other than the Initiating Holders, and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holder, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c), 2.1(d) and 2.3.

(b)           Form F-3 Demand.  If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from the Majority Investors or Allegro that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least US$2 million, then the Company shall (i) within fourteen (14) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within fifteen (15) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c),2.1(d) and 2.3.

(c)           Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Company's Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period.

(d)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company's good faith estimate of the date of filing of, and ending on a date that is one hundred and eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; (ii) after the Company has effected in the case of the Initiating Holders being (A) the Majority Investors, one (1) registration pursuant to Subsection 2.1(a), and (B) Allegro, one (1) registration pursuant to Subsection2.1(a); (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities, all of which may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is thirty (30) days before the Company's good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; (ii) if the Company has effected a registration pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request, or (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already qualified to do business or subject to service of process in that jurisdiction. A registration shall not be counted as "effected" for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as "effected" for purposes of this Subsection2.1(d).

2.2           Company Registration.  If the Company proposes to register (including, for this purpose, the IPO, and any registration effected by the Company for any shareholder(s) other than the Holders, but other than in a demand registration under Section 2.1, or other than a registration relating to employee benefit plans or registration relating to corporate reorganization, or other transactions on Forms F-4 or any successor form, or a registration on any registration form that does not permit secondary sales or does not include substantially the same information statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration; the expenses of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3           Underwriting Requirements.

(a)           If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject to the reasonable approval of the Company.  In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: first, Preferred Registrable Securities held by the Initiating Holders (pro rata to the respective number of Registrable Securities required by the Initiating Holders to be included in this registration); and second, to the extent possible, Preferred Registrable Securities held by the non-initiating Holders, excluding Preferred Registrable Securities held by Allegro  (pro rata to the respective number of Registrable Securities required by such Investors to be included in this registration); third, to the extent possible, Preferred Registrable Securities then held by Allegro, fourth, to the extent possible, Ordinary Registrable Securities (pro rata to the respective number of Registrable Securities then held by the Holders participating in such Registration); provided, however, that in any event all Registrable Securities must be included in such registration prior to any other shares of the Company or its shareholders of shares which are not "Registrable Securities" under this Agreement.

(b)           In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Subsection 2.2 (Company Registration), the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated as follows: first, all the securities to be included by the Company, second, such number of Preferred Registrable Securities excluding Preferred Registrable Securities held by Allegro (which shall be allocated among all Holders thereof requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Preferred Registrable Securities held by them at the time of filing the registration statement), requested to be registered by Holders thereof, third, such number of Preferred Registrable Securities held by Allegro, requested to be registered by Allegro, fourth, such number of Ordinary Registrable Securities (which shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Ordinary Registrable Securities held by them at the time of filing the registration statement), requested to be registered by such Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below fifty percent (50%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholders' securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, any selling Holder's holdings shall be aggregated with the holdings of its Permitted Transferees, which shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such "selling Holder," as defined in this sentence.

(c)           For purposes of Subsection 2.1, a registration shall not be counted as "effected" if, as a result of an exercise of the underwriter's cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)           use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 at such Holder's expense, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(i)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder's Registrable Securities.

2.6           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders ("Selling Holder Counsel"), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Majority Investors or Allegro, as applicable (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Majority Investors or Allegro, as applicable, agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to registration pursuant to Subsection 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, "Holder's Indemnitees"), against any Damages, and the Company will pay to each such Holder's Indemnitee any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration, and, provided, further, that the foregoing indemnity obligations are subject to the condition that, insofar as it relates to any untrue statement or omission (or alleged untrue statement or omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC, such indemnity agreement shall not inure to the benefit of the Holder's Indemnitees, if a copy of the amended or final prospectus was not furnished to the Person asserting the loss, liability, suit, claim or damage at or prior to the time such furnishing is required by any applicable securities law and such that the amended or final prospectus would have cured the defect giving rise to such loss, liability, suit, claim or damage.

(b)           To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, only to the extent that such failure materially prejudices the indemnifying party's ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder's liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)         Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

(f)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that if, as a result of this Section 2.8(f), any Holder's Indemnitee is held liable for an amount which exceeds the aggregate proceeds received by it from the sale of Registrable Securities included in a registration, as provided in Section 2.8(b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder's Indemnitee for such Excess Liability.

2.9           Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall (to the extent not prohibited by law):

(a)          make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)          use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after it has become subject to such reporting requirements), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10         Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of 51% of the Registrable Securities then outstanding enter into any agreement with any prospective holder of any securities of the Company that would (i) allow such prospective holder to include such securities in any registration unless, under the terms of such agreement, such prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such prospective holder to initiate a demand for registration of any securities held by such prospective holder; provided that these limitations shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 4.9.

2.11         "Market Stand-off" Agreement.  Each Holder hereby agrees that such Holder shall not sell, pledge or otherwise transfer or dispose of any Ordinary Shares (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the Company or the representative of the underwriters of Ordinary Shares (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act with respect to the IPO, provided that:

(a)           all officers and directors of the Company, all shareholders of the Company holding at least 1% of the outstanding share capital and holders of registration rights enter into similar agreements; and

(b)           any discretionary waiver, release or termination of the foregoing restriction shall apply to all holders of share capital of the Company, on a pro rata basis.

The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Permitted Transferee of the Holder, provided that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12         Restrictions on Transfer.

(a)           The Series A Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)           Each certificate, instrument, or book entry representing shares of the Company be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)           The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder's intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a "no action" letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to a  Permitted Transferee of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13         Foreign Jurisdiction. If, upon the consent of the Majority Investors, the IPO, or any other registration of Company shares, is effected in a jurisdiction other than the United States, the provisions hereof shall apply in respect thereto, and to the laws of such jurisdiction, mutatis mutandis.

2.14         Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earlier of: (i) such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares without limitation during a three-month period without registration, and (ii) five (5) years after the Company's IPO.

3.         Information Rights.

3.1           Delivery of Financial Statements.  The Company shall deliver to each Investor:

(a)           as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year all in reasonable detail, United States dollar-denominated, prepared in accordance with IFRS; with all such financial statements (i)-(ii) to be audited and certified by independent public accountants of internationally recognized standing selected by the Company;

(b)           as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited but reviewed statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet, all prepared in accordance with IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with IFRS);

(c)           as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of share capital and securities convertible into or exercisable for share capital outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of options (issued and not yet issued but reserved for issuance, if any), all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)           with respect to the financial statements called for in Subsection 3.1(a) and Subsection 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with IFRS consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2           Inspection and Budget. The Company shall:

(a)           permit, each Major Shareholder, at such party's expense, to visit and inspect the Company's properties; examine its books of account and records; and discuss the Company's affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Shareholder.

(b)           deliver to each Major Shareholder (i) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors and prepared by the management of the Company on a monthly basis, in a form acceptable to the Majority Investors and (ii) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Shareholder may from time to time reasonably request.

3.3           Termination of Covenants.  The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect subject to and immediately before the consummation of the IPO.

3.4           Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company's confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.         Miscellaneous.

4.1           Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is a Permitted Transferee (as defined in the Amended AOA) of a Holder, provided, that if the Permitted Transferee ceases to be a Permitted Transferee of the transferor, the Permitted Transferee shall be obligated to transfer its shares back to such Holder or another Permitted Transferee of the original Holder; or (ii) after such transfer, holds at least 50% of the Registrable Securities held by the transferor immediately prior thereto (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a Holder, the number of Registrable Securities held by such Holder shall be aggregated together and with those of its Permitted Transferred. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2           Governing Law.  This Agreement shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof.

4.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4           Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.5           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile or email, with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with an internationally-recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent out as set forth in the Purchase Agreement, or to the addresses provided by a party hereunder.

4.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and each of the Major Shareholders. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, which shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, the portion of this Agreement containing any provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

4.8           Aggregation of Shares.  All Registrable Securities held or acquired by Permitted Transferees of a Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Permitted Transferees may apportion such rights as among themselves in any manner they deem appropriate.

4.9           Additional Investors. Subject to Section 2.10, if the Company issues additional Series A Preferred Shares after the date hereof, any purchaser of such Series A Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an "Investor" hereunder.

4.10         Entire Agreement. (A) This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. (B) Upon the effectiveness of this Agreement, the following sections of the 2008 SPA shall be deemed cancelled in their entirety, and shall be of no further force or effect: Section 9 (Board); Section 10 (Transfer of Shares); Section 11 (Anti-Dilution Protection); Section 12 (Drag-Along Rights); Section 13 (Grant of Put Option); Section 16 (Deadlock); Section 17 (Information Rights); Section 18 (Rights Upon Registration to Stock Exchange); and Section 19 (Incentive Option Plan).

4.11         Jurisdiction.  The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over all matters relating to this Agreement.

4.12         Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

[EXECUTION PAGE #1 TO INVESTORS' RIGHTS AGREEMENT]
[Company and Lead Investor]

IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

Mapi Pharma Ltd. By (sign name): /S/ Ehud Marom Print Name: Ehud Marom Title: Chairman and CEO Date: May 7, 2015
Shavit Capital Fund III (US), L.P.

By: Shavit Capital Fund 3 GP, LP

By: Shavit Capital Management 3 (GP) Ltd., its general partner:

By (sign name): /S/ Gary Leibler

Print Name: Gary Leibler

Title: Director

Date: May 6, 2015

Gabriel Capital Fund GP, LP
for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

By: Gabriel Capital Management (GP) Ltd., its general partner:

By (sign name): /S/ Gary Leibler

Print Name: Gary Leibler

Title: Director

Date: May 6, 2015

Shavit Capital Fund 3 (Israel), L.P.

By: Shavit Capital Fund 3 GP, LP

By: Shavit Capital Management 3 (GP) Ltd., its general partner:

By (sign name): /S/ Gary Leibler

Print Name: Gary Leibler

Title: Director

Date: May 6, 2015

Gabriel Capital Fund (US), L.P.

By: Gabriel Capital Fund GP, LP

By: Gabriel Capital Management (GP) Ltd., its general partner:

By (sign name): /S/ Gary Leibler

Print Name: Gary Leibler

Title: Director

Date: May 6, 2015

[remaining signatures provided separately]

[EXECUTION PAGE #2 TO INVESTORS' RIGHTS AGREEMENT]
[Other Investors]

IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

Investor's Name: Allegro S.à.r.l. acting for and on
behalf of Generali Financial Holdings FCP-FIS Sub-Fund 2

By (sign name): /S/ T-FAHL/H. STEINBRUKER

Print Name: T-FAHL/H. Steinbruker

Title: Managers

Date: May 8, 2015

Investor's Name: Ehud Marom By (sign name): /S/ Ehud Marom Print Name: Ehud Marom Title: _________________ Date: May 7, 2015
Investor's Name: Dr. Hilik Goldshtein By (sign name): /S/ Dr. Hilik Goldshtein Print Name: Hilink Goldshtein Title: _______________________ Date: May 7, 2015	Investor's Name: Boris Krasny By (sign name): /S/ Boris Krasny Print Name: Boris Krasny Title: _______________________ Date: May 7, 2015
Investor's Name: David Leonov By (sign name): /S/ David Leonov Print Name: David Leonov Title: _______________________ Date: May 11, 2015	Investor's Name: Shai Kerm By (sign name): /S/ Shai Kerm Print Name: Shai Kerm Title: _______________________ Date: May 10, 2015

[EXECUTION PAGE #3 TO INVESTORS' RIGHTS AGREEMENT]
[Other Investors]

IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

Investor's Name: G-TEN Partners LLC By (sign name): /S/ Jaime Hartman Print Name: Jaime Hartman Title: Manager Member Date: May 6, 2015	Investor's Name: Genesis Asset Opportunity Fund LP By (sign name): /S/ Jaime Hartman Print Name: Jaime Hartman Title: Portfolio Manager Date: May 6, 2015
Investor's Name: Insight Capital Ltd By (sign name): /S/ Leon Recanati Print Name: Leon Recanati Title: Chairman and CEO Date: May 6, 2015	Investor's Name: Collace Services Ltd. By (sign name): /S/ John Germain Print Name: John Germain Title: Director Date: May 6, 2015
Investor's Name: East Bayview LLC By (sign name): /S/ Bart Baum Print Name: Bart Baum Title: Owner Date: May 6, 2015	Investor's Name: Mount Hermon Ltd. By (sign name): /S/ Control Services Corp. Print Name: CONTROL SERVICES CORP. Title: Director Date: May 6, 2015
/S/ Larry Horn Larry Horn Date: May 5, 2015	/S/ Gabriel Menaged Gabriel Menaged Date: May 6, 2015
/S/ Harry Grynberg Harry Grynberg Date: May 5, 2015

[EXECUTION PAGE #4 TO INVESTORS' RIGHTS AGREEMENT]

[Other Investors (Warrant holders)]

IN WITNESS WHEREOF, the parties hereto have executed this INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

Investor's Name: Roni Levy By (sign name): /S/ Roni Levy Print Name: Roni Levy Title: _______________________ Date: May 18, 2015
Investor's Name: Gary Liebler By (sign name): /S/ Gary Liebler Print Name: Gary Liebler Title: _______________________ Date: May 18, 2015

SCHEDULE 1
Existing Investors

Name	Address
Ehud Marom (the "Founder")	16 Her Zin St., Kefar-Saba
Hilik Goldstein	5 Harakefet St., Mazor
David Leonov	11 Hakerem St., Rehovot
Shai Kerem	3 Yegal Yadin St., Raanana
Boris Krasny	7 Harav Ashi St., Tel-Aviv
Allegro S.à r.l. acting for and on behalf of Generali Financial Holdings FCP-FIS - Sub-Fund 2	23 Avenue Monterey L-2163 Luxembourg

SCHEDULE 2

Series A Investors

Gabriel Capital Fund GP, LP. for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

Gabriel Capital Fund (US), L.P.

Shavit Capital Fund III (US), L.P.

Shavit Capital Fund 3 (Israel), L.P.

G-TEN Partners LLC

Genesis Asset Opportunity Fund LP

Insight Capital Ltd.

Collace Services Ltd.

East Bayview LLC

Larry Horn

Mount Hermon Ltd

Gabriel Menaged

Harry Grynberg

Gary Leibler

Roni Levy